UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or Related Audit Report of Completed Interim Review.

On March 31, 2011, New Energy Systems Group (the “Company”) concluded that the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on April 15, 2010, which included the consolidated financial statements of the Company and its subsidiaries for the periods ended December 31, 2009, did not properly account for the following items, in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

1.
The Company initially valued the stock components of the acquisition price of Anytone based on the average stock price of New Energy two days before and two days after the agreement date. The Company revised the stock price used to value the stock components of the acquisitions based on the guidance at FASB ASC 805-30-30-7 that is the stock price of New Energy at the acquisition date. Accordingly, the goodwill amount was changed as a result of revised acquisition price by using the stock price at the acquisition date.

2.	As a result of the change of goodwill, the additional paid-in capital changed accordingly.
3.
The Company initially presented equity-based compensation for stock issued to consultants for services not yet provided as a contra account in equity.  The Company now recorded such prepaid compensation as an asset in the balance sheet according to FASB ASC 505-50.

The aforementioned, however, did not have any impact on the statement of income and other comprehensive income and cash flows.

On March 31, 2011, the Company also concluded that its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 14, 2010, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on August 16, 2010, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 filed with the SEC on November 15, 2010, which included consolidated financial statements of the Company and its subsidiaries for the March 31, 2010, June 30, 2010, and September 30, 2010 quarterly periods, respectively, did not properly account for the following items, in accordance with Untied States generally accepted accounting principles, and, as a result, cannot be relied upon:

1.
The Company initially valued the stock components of the acquisition price of Anytone and Newpower based on the average stock price of New Energy two days before and two days after the agreement date. The Company revised the stock price used to value the stock components of the acquisitions based on the guidance at FASB ASC 805-30-30-7 that is the stock price of New Energy at the acquisition date. Accordingly, the goodwill amount was changed as a result of revised acquisition price by using the stock price at the acquisition date.

2.
The Company initially presented equity-based compensation for stock issued to consultants for services not yet provided as a contra account in equity.  The Company now recorded such prepaid compensation as an asset in the balance sheet according to FASB ASC 505-50.

The aforementioned, however, did not have any impact on the statement of income and other comprehensive income and cash flows.

The Company’s management and Board of Directors reached the aforementioned conclusions in consultation and with the concurrence of the Company’s independent registered public accounting firm, Goldman Kurland Mohidin LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: May 16, 2011	By:	/s/ Nian Chen
Name: Nian Chen
Title: Chief Executive Officer